                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by Registrant [x]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[x] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             Renal Care Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)   Title of each class of securities to which transaction applies:

              ------------------------------------------------------------------

         2)   Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

              ------------------------------------------------------------------

         4)   Proposed maximum aggregate value of transaction:
              ------------------------------------------------------------------

         5)   Total fee paid:
              ------------------------------------------------------------------

[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:

              ------------------------------------------------------------------

         2)   Form, Schedule or Registration Statement No.:

              ------------------------------------------------------------------

         3)   Filing Party:

              ------------------------------------------------------------------

         4)   Date Filed:

              ------------------------------------------------------------------

                             RENAL CARE GROUP, INC.
                         2100 West End Avenue, Suite 800
                           Nashville, Tennessee 37203

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             WEDNESDAY, JUNE 4, 1997

To the Stockholders of Renal Care Group, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Renal Care Group, Inc. (the "Company"), will be held at Vanderbilt Plaza, 2100 West End Avenue, Nashville, Tennessee, on Wednesday, June 4, 1997 at 9:00 a.m. (Central Standard Time) for the following purposes:

     (1) To elect two Class I Directors to serve for a term of three (3) years and until their successors are elected;

     (2) To consider and vote upon a proposal to approve an amendment to the Renal Care Group, Inc. 1996 Stock Option Plan (the "Option Plan") to increase the number of shares available for issuance thereunder;

     (3) To amend Article IV of the Company's Certificate of Incorporation (the "Certificate") to increase the number of authorized shares of its $.01 par value Common Stock ("Common Stock") from 22,000,000 to 60,000,000 shares; and

     (4) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on April 10, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

     The Board of Directors of RCG unanimously recommends that stockholders vote FOR the director nominees named in the Proxy Statement, FOR approval of the proposed amendment to the Company's Option Plan and FOR approval of the proposed amendment to the Certificate.

     Stockholders are cordially invited to attend the meeting in person.

                                       By Order of the Board of Directors


                                       Ronald Hinds,
                                       Secretary
April ____, 1997


                                    IMPORTANT

     YOUR PROXY IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PERSONALLY PRESENT AT THE ANNUAL MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY CARD IS PROPERLY COMPLETED, DATED, SIGNED, AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             RENAL CARE GROUP, INC.

                              --------------------
                                 PROXY STATEMENT
                              --------------------


                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 4, 1997

     This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Renal Care Group, Inc. (the "Company" or "RCG") from holders of the Company's shares of common stock, $.01 par value (the "Common Stock") to be voted at the 1997 annual meeting of stockholders of the Company (the "Annual Meeting") to be held at 9:00 a.m. (Central Standard Time) on Wednesday, June 4, 1997, at Vanderbilt Plaza, 2100 West End Avenue, Nashville, Tennessee, and at any adjournments or postponements thereof. The mailing address of the principal executive offices of the Company is 2100 West End Avenue, Suite 800, Nashville, Tennessee 37203.

     Only holders of record of the 14,494,135 shares of Common Stock outstanding as of the close of business on April 10, 1997 (the "Record Date"), are entitled to notice of and to vote on each matter submitted to a vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes for directors. The Notice of Annual Meeting, this Proxy Statement, and the proxy are being first mailed to stockholders on or about April 30, 1997.

     A majority of the shares of Common Stock, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the Annual Meeting, or if for any reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn or postpone the Annual Meeting with or without a vote of the stockholders. If adjournment is proposed by the Company, the person named on the enclosed proxy will vote such shares for which they have voting authority in favor of adjournment.

     All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no specification is made, the proxies will be voted in favor of the matters listed on the proxy card. Directors must be elected by a plurality of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present. The approval of the amendment to the Certificate requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon. All other matters shall be determined based upon the vote of the majority of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present.

     Shares represented by proxies that are marked "withhold authority" or "abstain" will be counted as shares present for purposes of establishing a quorum. Shares represented by proxies, which include broker nonvotes, will also be counted as shares present for purposes of establishing a quorum. A broker nonvote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Neither withholding authority to vote with respect to one or more nominees or a broker nonvote will have an effect on the outcome of the election of directors. Abstentions will have the same effect as a vote against approval of the amendment to the Option Plan and the amendment to the Certificate. Broker nonvotes will have the same effect as a vote against the approval of the amendment to the Option Plan. Broker nonvotes, however, will have no effect on the approval of the amendment to the Certificate.

     All expenses of the Annual Meeting, including the cost of soliciting proxies, will be paid by the Company. The Company may reimburse persons holding shares in their names for others, or holding shares for others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for such persons' reasonable expenses in forwarding the proxy materials to their principals.

     Any stockholder returning the accompanying proxy card may revoke such proxy at any time prior to its exercise by (a) giving written notice to the Company of such revocation, (b) voting in person at the meeting, or (c) executing and delivering to the Company a proxy card bearing a later date.

                        PROPOSALS FOR STOCKHOLDER ACTION

                                   PROPOSAL 1

                          ELECTION OF CLASS I DIRECTORS

     The Company's Board of Directors is composed of three classes, designated Class I, Class II, and Class III. The initial term of the Class I Directors expire at the Annual Meeting. The Board of Directors has designated Sam A. Brooks and Stephen D. McMurray, M.D. as the two nominees for election as Class I directors at the Annual Meeting. The initial term of the Class II Directors is until the 1998 annual meeting of the stockholders of the Company and the initial term of the Class III directors is until the 1999 annual meeting of the stockholders of the Company. Each succeeding term of a director in Class I, Class II, or Class III shall be for three years or until his or her successor is elected. Currently, the members of the three classes are as follows: Class I - Sam A. Brooks and Stephen D. McMurray, M.D.; Class II - Joseph C. Hutts and Thomas W. Lowery, M.D.; Class III - Harry R. Jacobson, M.D., John D. Bower, M.D., W. Tom Meredith, M.D., and Kenneth Johnson, M.D.

     The Amended and Restated Certificate of Incorporation of the Company presently provides that the Board of Directors shall consist of not less than five or more than twelve members, and that the actual number of directors comprising the Board of Directors shall be determined within such minimum and maximum by resolutions adopted by an affirmative vote of at least two-thirds (2/3) of the total number of directors then in office. The Amended and Restated Certificate of Incorporation of the Company further provides that any vacancy in the Board created by increase in the number of directors, death, resignation, retirement, disqualification, removal from office, or otherwise, may be filled, until the next election of directors by the stockholders, by the affirmative vote of at least two-thirds (2/3) of the total number of directors then remaining in office, though they may constitute less than a quorum of the Board.

     Each Class I nominee has consented to be a candidate and to be so named in this Proxy Statement and to serve, if elected. If any nominee becomes unable or unwilling to serve, although not anticipated, the persons named as proxies will have the discretionary authority to vote for a substitute. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Therefore, the two nominees for election as Class I directors to the Board of Directors who receive the greatest number of votes cast at the Annual Meeting will be elected to the Board of Directors as Class I directors. The accompanying proxy, unless otherwise specified, will be voted FOR Mr. Brooks and Dr. McMurray.

     Information as to each nominee and as to directors continuing as Class II directors and Class III directors follows:

CLASS I DIRECTORS - NOMINEES FOR ELECTION AT THE ANNUAL MEETING - TERM EXPIRING AT THE 2000 ANNUAL MEETING

SAM A. BROOKS
Age - 57

     Mr. Brooks has been President and Chief Executive Officer of the Company since June 1995, served as Treasurer from June 1995 to November 1995, and has been President of Renal Care Group, Inc., a Tennessee corporation ("RCG Tennessee") since February 1994. He also currently serves as President of MedCare Investments, Inc., a health care investment company and Chairman of the Board of MedSolutions, Inc., a radiology management services company, and has held such positions since June 1991 and April 1992, respectively. Mr. Brooks is a director of Kinetic Concepts, Inc., a manufacturer and distributor of specialty hospital beds; Quorum Health Group, Inc., an owner, operator and manager of acute care hospitals; Nationwide Health Properties, Inc., a health care real estate investment trust; and PhyCor, Inc., an operator of multi-specialty medical clinics.

STEPHEN D. MCMURRAY, M.D.
Age - 49

     Dr. McMurray has been a director of the Company since January 1996. He is a board-certified nephrologist trained at Indiana University Medical Center and has been practicing nephrology in Fort Wayne, Indiana, since 1977. He has been President of the Medical Staff at Lutheran Hospital in Fort Wayne, Indiana, and has been affiliated with Indiana Dialysis Management, P.C. since 1991.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES AS CLASS I DIRECTORS.

CURRENT DIRECTORS WHOSE TERMS HAVE NOT EXPIRED AND WHO ARE THEREFORE NOT UP FOR
REELECTION:

CLASS II DIRECTORS - TERM EXPIRING AT THE 1998 ANNUAL MEETING

JOSEPH C. HUTTS
Age - 55

     Mr. Hutts has been a director of the Company since December 1995. He has been Chairman of the Board, President and Chief Executive Officer of PhyCor, Inc., an operator of multi-specialty medical clinics, since 1988. Mr. Hutts was formerly with Hospital Corporation of America in various positions, the last of which was President, HCA Health Plans. From 1986 to 1988, Mr. Hutts was Vice Chairman and Chief Operating Officer of Equitable HCA Corporation d/b/a Equicor. Mr. Hutts serves on the board of directors of Response Technologies, Inc., a provider of cancer treatment services, and Quorum Health Group, Inc.

THOMAS A. LOWERY, M.D.
Age - 53

     Dr. Lowery has been a director of the Company since January 1996. He is a board-certified nephrologist trained at Baylor College of Medicine and the University of Alabama, Birmingham. He has served on the Executive Committee of Southwest Organ Bank and has been the Director of the Renal Transplant Program of East Texas Medical Center in Tyler, Texas. In addition, he has been practicing as a partner of Tyler Dialysis & Transplant Associates, P.A. since 1979.

CLASS III DIRECTORS - TERM EXPIRING AT THE 1999 ANNUAL MEETING

HARRY R. JACOBSON, M.D.
Age - 49

     Dr. Jacobson has been Chairman of the Board of Directors of the Company since June 1995. He currently serves as Deputy Vice Chancellor for Health Affairs at Vanderbilt University, a position he has held since August 1995. He also currently serves as Professor of Medicine and Director of the Division of Nephrology, Department of Medicine, Vanderbilt University Medical Center, and Staff Physician/Nephrologist at the Veterans Administration Hospital in Nashville, positions he has held since 1985. Dr. Jacobson received a B.S. degree from the University of Illinois and his M.D. from the University of Illinois Abraham Lincoln School of Medicine. He completed his internal medicine training at Johns Hopkins Hospital and his nephrology training at Southwestern Medical School in Dallas, Texas.

JOHN D. BOWER, M.D.
Age - 65

     Dr. Bower has been a director of the Company since January 1996. He is a board-certified nephrologist trained at Medical College of Virginia and has been practicing in Mississippi since 1972. He has been a Professor of Medicine and Chief, Division of Nephrology at University of Mississippi Medical Center since June 1976 and June 1990, respectively. In addition, he has served as Chairman of the Board and President of Medical Enterprises Ltd., a Mississippi corporation ("MEL") since October 1977, and served as Chief Executive Officer of MEL from December 1993 to January 1995. He also has served as Chairman of the Board and President of Kidney Care, Inc., a Mississippi nonprofit corporation ("Kidney Care") since August 1973. MEL and Kidney Care were related dialysis providers included in the formation of the Company.

KENNETH JOHNSON, M.D.
Age - 52

     Dr. Johnson has been a director of the Company since September 1996. He is a board-certified nephrologist trained at the University of Utah. In 1975, Dr. Johnson was a founding partner of Arizona Nephrology Associates and RenalWest, L.C. ("RenalWest"). Dr. Johnson has served as the director of the critical care units of two hospitals and serves as chairman of several Departments of Medicine in the East Valley area of Mesa, Arizona. Dr. Johnson is a member of the Medical Review Board of the Regional End Stage Renal Disease Network.

W. TOM MEREDITH, M.D.
Age - 61

     Dr. Meredith has been a director of the Company since January 1996. He is a board-certified nephrologist and has been practicing in Wichita, Kansas, since 1969. He has been Clinical Associate Professor Department of Internal Medicine, The University of Kansas School of Medicine, Wichita, since 1977. In addition, he has been the President of Kansas Nephrology Association since November 1979 and the President of Kansas Nephrology Physicians, P.A. since August 1990.


                                   PROPOSAL 2

                      APPROVAL OF PROPOSED AMENDMENT TO THE
                             1996 STOCK OPTION PLAN

     The Renal Care Group, Inc. 1996 Stock Option Plan (the "Option Plan") was adopted by the Board of Directors and approved by the then sole stockholder of RCG effective January 15, 1996. The Option Plan was amended and restated in September 1996. Under the Option Plan, options to purchase a total of 1,000,000 shares of Common Stock were reserved for grant to eligible employees and consultants of the Company. The Board of Directors has adopted resolutions approving and recommending to the stockholders for their approval an amendment to the Option Plan which would increase the number of shares of Common Stock reserved for issuance under the Option Plan from 1,000,000 to 2,000,000 shares. If approved by the stockholders, the proposed Amendment will be effective as of the date of the Annual Meeting.

     The following is a brief description of the material terms of the Option Plan. Such description is qualified in its entirely by reference to the full text of the Option Plan itself which is attached hereto as Appendix A.

GENERAL

     Eligible Participants. Options may be granted under the plan only to individuals who are officers or other key employees (including employees who also are directors or officers) of RCG or a subsidiary, or bona fide consultants, as determined by the Compensation Committee (as defined below). Certain restrictions apply to holders of ten percent or more of the Common Stock. The number of eligible participants in the plan as of March 31, 1997 was approximately 192 persons.

     Administration. The Option Plan is currently administered by a committee (the "Committee") appointed by the Board of Directors from time to time and consisting of at least two members of the Board, each of whom shall be both (i) a "non-employee director" as such term is defined in new Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) an "outside director" as that term is used in Section 162 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.

     In the absence of an appointment of a Committee, the RCG Board of Directors shall serve as the Committee. Subject to the terms of the Option Plan, the Committee has the exclusive power, authority, and discretion to (a) designate participants; (b) determine the type or types of options to be granted to each participant; (c) determine the number of options to be granted and number of shares of Common Stock to which an option will relate; (d) determine the terms and conditions of any option granted under the Option Plan, including but not limited to, the exercise price, any restrictions or limitations on the option, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an option, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;
(e) determine whether, to what extent, and under what circumstances an option may be settled in, or the exercise price of an option may be paid in, cash, shares of Common Stock, or other property, or an option may be canceled, forfeited, or surrendered; (f) prescribe the form of each option agreement, which need not be identical for each participant; (g) decide all other matters that must be determined in connection with an option; (h) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Option Plan; and (i) make all other decisions and determinations that may be required under the Option Plan or as the Committee deems necessary or advisable to administer the Option Plan.

     Number of Shares Available. The maximum number of shares of Common Stock for which options may be granted under the Option Plan currently is 1,000,000 and, if the proposed Amendment is approved by the stockholders at the Annual Meeting, will be increased to 2,000,000. To the extent that an option is canceled, terminates, expires, or lapses for any reason, any shares of stock subject to the option will again be available for the grant of options under the Option Plan. The maximum number of shares of stock with respect to one or more options that may be granted to any one participant in any one taxable year is 100,000, subject to adjustment as set forth in the Option Plan. The number of shares of Common Stock available under the Option Plan is subject to adjustment in the event of a stock split, stock dividend, recapitalization, or other similar action. The shares of Common Stock distributed pursuant to an option may consist, in whole or in part, of authorized and unissued stock, treasury stock, or stock purchased on the open market.

     Amendment and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Option Plan without stockholder approval; provided, however, that the Committee may condition any amendment on the approval of stockholders if such approval is necessary or deemed advisable with respect to tax, securities, or other applicable laws, policies, or regulations. No termination, amendment, or modification of the Option Plan shall adversely affect any option previously granted under the Option Plan, without the written consent of the option holder.

STOCK OPTIONS

     Stock Options. The Committee is authorized to grant options, which may be incentive stock options or nonqualified stock options, to participants. All options will be evidenced by a written option agreement between RCG and the participant, which will include such provisions as may be specified by the Committee. The terms of any incentive stock option must meet the requirements of Sections 421, 422, and 424 of the Code.

     Option Price. The exercise price of each incentive stock option granted under the Option Plan will not be less than 100% of the fair market value of Common Stock on the date the option is granted. The Committee may elect to grant non-qualified stock options with an exercise price of less than the fair market value of the Common Stock on the date such option is granted. The closing price for RCG's Common Stock on the Nasdaq National Market was $33.75 per share as of April 10, 1997.

     Duration of Options. The Committee may provide in the option agreement for the termination of all or any portion of the options under certain circumstances, including, without limitation, the termination of a participant's employment, provided that the Committee may distinguish among various causes of termination as the Committee deems appropriate. In addition, the Committee may provide that if a Participant's employment is terminated: (i) such participant's option(s) may be exercised for specified periods thereafter, but no later than the expiration date of such option; (ii) to the extent not fully exercisable on the date of termination of employment, such option may continue to become exercisable within the term of the option; or (iii) some or all of the options not fully exercisable on the date of termination of employment may be deemed fully exercisable.

     Exercise. Each option may be exercised at such time or times as may be determined by the Board or the Committee. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an option any be exercised.

     Payment. The Committee shall determine the methods by which the exercise price of an option may be paid, the form of payment, including, without limitation, cash, shares of Common Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Common Stock shall be delivered or deemed to be delivered to participants. The Committee may, in the exercise of its discretion, allow a participant to pay the exercise price of an option by directing RCG to withhold from the shares of stock that would otherwise be issued upon exercise of the option that number of shares of Common Stock having fair market value on the exercise date equal to the exercise price, all as determined pursuant to rules and procedures established by the Committee.

     Restrictions on Transfer. No right or interest of a participant in any option granted under the Option Plan may be pledged, encumbered, or hypothecated to or in favor of, or be subjected to any lien, obligation, or liability of such participant to, any party other than RCG or a subsidiary. No such option is assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order. However, a participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant upon the participant's death. Any Incentive Stock Option shall be exercisable during the lifetime of the person to whom the option is granted only by such person.

     Adjustments. If any change is made in the stock subject to the Option Plan or subject to any option granted thereunder (through recapitalization, reclassification, stock split, combination of shares, stock dividend, or transaction having similar effect), the Option Plan and outstanding options will be appropriately adjusted.

     Acceleration Upon Change in Control. In the event of a Change in Control (as defined in the Option Plan) followed by a participant's termination of employment (other than by reason of participant's death, disability, resignation without good reason or termination for cause) within twelve months thereafter, then all of such participant's unexercised options (whether vested or not vested) shall automatically vest and become unforfeitable and shall be cashed out at the greater of (i) the highest closing price per share paid for the purchase of Common Stock in a national securities market during the 90 day period ending on the date of the Change in Control (the "Change in Control Price") or (ii) the fair market value of the Common Stock on the date of such termination. Upon a Change in Control that results directly or indirectly in the Common Stock (or the stock of any successor received in exchange therefor) ceasing to be publicly traded in a national securities market, all unexercised options (whether vested or not vested) shall automatically vest and become unforfeitable and shall be cashed out at the Change in Control Price. Upon a Change in Control, no action may be taken that would adversely affect the rights of any participant or the operation of the plan with respect to any option to which a participant may be entitled on or prior to the date, or as a result, of the Change in Control. Under certain conditions, the Board of Directors may determine that events otherwise constituting a Change in Control shall not be so considered.

     Modification and Renewal. The Committee may modify, renew, or accept the surrender of outstanding options issued under the Option Plan (or surrender of similar grants issued under any other plan of RCG or a subsidiary), including the acceleration or waiver of any vesting or other restrictions or limitations, or the conversion of such options (with appropriate adjustments) to be applicable to the securities of any successor corporation to RCG, and the Committee may authorize new options pursuant to the Option Plan in substitution for any outstanding options. Any substituted, modified, or converted options may bear such different or additional terms and conditions as the Committee shall deem appropriate within the limitations of the Option Plan. The determination of the Committee as to the terms of any of the foregoing may be made without regard to whether a Change in Control has or has not occurred (or whether the Board of Directors has determined that any event shall not be considered to be a Change in Control) and shall be conclusive and binding notwithstanding the provisions of the respective option agreements regarding exercisability. No modification of an option shall, without the consent of the participant, adversely affect the rights or obligations of such participant with respect to such option.

FEDERAL INCOME TAX CONSEQUENCES

     Non-qualified Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either RCG or the participant upon the grant of a non-discounted non-qualified option. However, the participant will realize ordinary income on the exercise of a non-qualified option in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the exercise price, and RCG will receive a corresponding deduction. The gain, if any, realized upon the subsequent disposition by the participant of the Common Stock will constitute either short-term or long-term capital gain, depending on the participant's holding period. If a non-qualified option is granted with an exercise price substantially less than the fair market value of the Common Stock on the date of the grant, it is possible that the Internal Revenue Service could take the position that the participant will realize ordinary income on the date of grant in an amount equal to the excess of the fair market value of the stock on the date of grant over the exercise price. If so, RCG should receive a corresponding deduction.

     Incentive Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either RCG or the participant upon the grant of an incentive stock option or the exercise thereof by the participant. If the participant holds the shares for the greater of two years after the date the option was granted or one year after the acquisition of such shares (the "required holding period"), the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long-term capital gain or loss, and RCG will not be entitled to a federal income tax deduction. If the shares are disposed of in a sale, exchange, or other "disqualifying disposition" during the required holding period, the grantee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the aggregate option price and RCG will be entitled to a federal income tax deduction equal to such amount.

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

     As of March 31, 1997, stock options had been granted under the Option Plan to the persons and groups shown in the table below. The Committee has not yet made any determination as to which eligible participants will be awarded options under the Option Plan in the future. Consequently, it is not presently possible to determine, with respect to the persons and groups shown in the table below, the benefits or amounts that will be received in the future by such person or groups pursuant to the Option Plan.

                                                         AMENDED AND RESTATED OPTION PLAN
                                                        -----------------------------------
                                                          NUMBER OF SHARES
         NAME AND POSITION                              UNDERLYING OPTIONS   EXERCISE PRICE
         -----------------                              ------------------   --------------
Gary A. Brukardt                                              100,000           $29.00
Executive Vice President and Chief Operating Officer

Ronald Hinds                                                   25,000           $18.00
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary

All Executive Officers as a Group                             125,000           $18.00-$29.00

All Non-Executive Directors as a Group                         70,000           $18.00

All Non-Executive Officer Employees                           696,244           $18.00-$36.25
as a Group

REASONS FOR AMENDMENT OF OPTION PLAN

     Management believes that the grant of options to purchase Common Stock under the Option Plan is necessary to attract, retain, and motivate qualified employees and consultants, including but not limited to individuals who have been or will be employed by RCG or engaged by RCG as Medical Directors in connection with acquisitions or joint ventures. As of the Record Date, the Company had granted 990,993 of the 1,000,000 shares currently authorized and reserved for issuance pursuant to the Option Plan.

     Accordingly, the proposed amendment to increase the shares of Common Stock reserved for issuance is necessary to allow the Company to meet its foreseeable future needs for stock option grants under the Option Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF
                        THE AMENDMENT TO THE OPTION PLAN

                                   PROPOSAL 3

                       PROPOSED AMENDMENT TO THE COMPANY'S
                         CERTIFICATE OF INCORPORATION TO
                      INCREASE THE AUTHORIZED COMMON STOCK

     On April 10, 1997, the Board unanimously adopted a resolution proposing that the number of authorized shares of Common Stock be increased from 22,000,000 to 60,000,000, subject to approval of the stockholders of the Company. The relative rights and limitations of the Common Stock would remain unchanged under the amendment. The Common Stock does not have preemptive rights.

     As of the Record Date, there were 14,494,135 shares of Common Stock outstanding. In addition, approximately 2,422,000 shares of Common Stock were reserved for issuance under the Company's Amended and Restated 1996 Stock Option Plan, 1996 Stock Option Plan for Outside Directors, Amended and Restated Employee Stock Purchase Plan and certain outstanding freestanding options. Thus, as of April 10, 1997, there were approximately 5,083,865 authorized shares of Common Stock unissued and not reserved for issuance. Furthermore, if the stockholders approve Proposal 2, an additional 1,000,000 shares of Common Stock will be reserved under the 1996 Stock Option Plan, reducing the authorized shares of Common Stock unissued and not reserved for issuance to approximately 4,083,865.

     Management believes that the proposed amendment to Article IV of the Certificate will provide several long-term advantages to the Company and its stockholders. The proposed increase in the number of shares of authorized Common Stock will ensure that a sufficient number of shares will be available, if needed, for issuance in connection with any possible future transaction approved by the Board of Directors, including, among others, mergers, acquisitions, financings, stock splits, stock dividends and other corporate purposes. The Board of Directors believes that the availability of the additional shares of Common Stock for such purposes without delay or the necessity for a special stockholders' meeting (except as may be required by applicable law or regulatory authorities or by the rules of the Nasdaq National Market System or any stock exchange on which the Company's securities may then be listed), will be beneficial to the Company by providing it with the flexibility required to consider and respond to future business opportunities and needs as they arise. The availability of additional authorized shares of Common Stock will also enable the Company to act promptly when the Board of Directors determines that the issuance of additional shares is advisable.

     The Company has no specific plans or proposals for the use of the additional shares, the authorization of which is sought hereby. The Company continually reviews and evaluates acquisition candidates as part of its growth strategy and is at various stages of evaluation, discussion or negotiation with a number of such candidates, although the Company is not a party to any definitive agreement or letter of intent regarding any material acquisition, nor are there any material acquisitions that it considers probable.

     The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Shares of Common Stock may be issued at a time and under circumstances that may increase or decrease earnings per share and increase or decrease the book value per share of shares presently held. Additional issuances of Common Stock could also effect the market price of the Common Stock.

     The affirmative vote of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote thereon is necessary to adopt the proposed amendment to Article IV of the Certificate. The Board of Directors believes that it is in the best interests of the Company to approve the proposed increase in the authorized Common Stock. If the proposal is adopted, the amended portion of Article IV of the Certificate will read as follows:

                                   "ARTICLE IV

                                  CAPITAL STOCK

          Section 4.1. Total Number of Shares of Stock. The total number of shares of stock of all classes that the Company shall have authority to issue is 70,000,000. The authorized capital stock is divided into 10,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"), and 60,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock")."

     The only changes in Article IV which will be effected if the proposal is approved are the changes to the two numbers set forth in bold face type above. Presently, the Certificate provides that the aggregate number of all classes which the Company may issue is 32,000,000 of which 22,000,000 are shares of Common Stock. All other portions of Article IV will remain unchanged, including the authorization of 10,000,000 shares of preferred stock, the preferences of which are to be designated by the Board.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF
                        THE AMENDMENT TO THE CERTIFICATE

                        SECURITY OWNERSHIP OF DIRECTORS,
                       OFFICERS AND PRINCIPAL STOCKHOLDERS

     The following table sets forth the number of shares of Common Stock held beneficially, directly or indirectly, as of the Record Date by (a) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, (b) each director of the Company, (c) the Company's Chief Executive Officer and the Company's four most highly compensated executive officers other than the Chief Executive Officer whose total salary and bonus for 1996 exceeded $100,000 (are collectively, the "Named Executive Officers"), and
(d) all directors and officers of the Company as a group, together with the percentage of the outstanding shares of Common Stock which such ownership represents.

                                  COMMON STOCK

                                                         Beneficial Ownership(1)
                                                         -----------------------
Name and Address                                           Number        Percent
----------------                                         ---------       -------
T. Rowe Price(2)                                         1,234,200         8.5%
Harry R. Jacobson, M.D.(3)                                 165,430         1.1%
Sam A. Brooks(4)                                           341,388         2.3%
Gary Brukardt(5)                                            20,553          *
Ronald Hinds(6)                                             36,319          *
Raymond Hakim, M.D., Ph.D.(7)                               50,427          *
Joseph C. Hutts(8)                                           6,000          *
John D. Bower, M.D.(9)                                     836,858         5.8%
Stephen D. McMurray, M.D.(10)                              148,898         1.0%
W. Tom Meredith, M.D.                                      225,002         1.6%
Thomas A. Lowery, M.D.(11)                                 238,924         1.7%
Kenneth Johnson(12)                                        295,008         2.0%
All executive officers and directors
  as a group (11 persons)(13)                            2,364,807        15.7%

---------------------
*Less than 1% of the outstanding Common Stock.

(1) Information relating to the beneficial ownership of Common Stock by the above individuals is based upon information furnished by each such individual using "beneficial ownership" concepts set forth in rules promulgated by the Securities and Exchange Commission under Section 13(d) of the Exchange Act. Beneficial ownership includes shares as to which such person or group, directly or indirectly, through any contract, management, understanding, relationship, or otherwise has or shares voting power and/or investment power as those terms are defined in Rule 13d-3(a) of the Exchange Act. Except as indicated in other footnotes to this table, the above individuals possess sole voting and investment power with respect to all shares set forth by their names, except to the extent such power is shared by a spouse under applicable law. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage by the particular person or group, but are not deemed outstanding for any other purpose.
(2) The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. Includes shares owned by various individual and institutional investors, including T. Rowe Price New Horizons Fund (which owns 770,000 shares), which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact the beneficial owner of such securities." Such information is based solely on information provided to the Company by T. Rowe Price.
(3) Includes 70,000 shares of Common Stock which may be acquired upon exercise of immediately exercisable warrants. Includes 30,000 Shares of Common Stock which may be acquired upon exercise of options exercisable within 60 days. Does not include 45,000 shares of Common Stock which may be acquired upon the exercise of options not exercisable within 60 days.
(4) Includes 90,000 shares of Common Stock which may be acquired upon exercise of immediately exercisable warrants and 250,000 shares of Common Stock which may be acquired upon exercise of options exercisable within 60 days. Does not include 73,831 shares of Common Stock owned of record by the W.J. Brooks Trust. Mr. Brooks' daughter is the sole beneficiary of the W.J. Brooks Trust.
(5) Includes 20,000 shares of Common Stock which may be acquired upon exercise of options. Does not include 80,000 shares of Common Stock that are not exercisable within 60 days.
(6) Includes 34,000 shares of Common Stock which may be acquired upon exercise of options exercisable within 60 days. Does not include 51,000 shares of Common Stock which may be acquired upon exercise of options that will not be exercisable within 60 days.
(7) Includes 40,000 shares of Common Stock which may be acquired upon exercise of options that will be exercisable within 60 days. Does not include 60,000 shares of Common Stock which may be a acquired upon exercise of options that will not be exercisable within 60 days.
(8) Includes 6,000 shares of Common Stock which may be acquired upon exercise of options that will be exercisable within 60 days. Does not include 9,000 shares of Common Stock which may be acquired upon exercise of options that will not be exercisable within 60 days.
(9) Dr. Bower's address is 3925 West Northside Drive, Jackson, Mississippi 39209. Includes 13,500 shares of Common Stock which may be acquired upon exercise of options exercisable within 60 days. Does not include 24,000 shares of Common Stock which may be acquired upon exercise of options that will not be exercisable within 60 days. Dr. Bower is a director of Kidney Care. Dr. Bower disclaims beneficial ownership of the shares held by Kidney Care and such shares are not included in Dr. Bower's holdings.
(10) Includes 8,000 shares of Common Stock which may be acquired upon exercise of options exercisable within 60 days. Does not include 12,000 shares of Common Stock which may be acquired upon exercise of options that will not be exercisable within 60 days.
(11) Includes 8,000 shares of Common Stock which may be acquired upon exercise of options exercisable within 60 days. Does not include 12,000 shares of Common Stock which may be acquired upon exercise of options that will not be exercisable within 60 days.
(12) Includes 77,808 shares of Common Stock held for the benefit of (in the amount of 9,726 each) Kenneth Eugene Johnson, Steven Michael Johnson, Daniel Aaron Johnson, David Alexander Johnson, Timothy Paul Johnson, Rachel Ann Johnson, Angela Sharon Johnson, and Graham Brinton Johnson.
(13) Includes 569,500 shares of Common Stock which may be acquired upon exercise of options and warrants.

                                   MANAGEMENT

     Except as otherwise described under "Management - Employment Agreements" herein, the executive officers of the Company are elected annually by the Board of Directors following the Annual Meeting of Stockholders to serve for a one-year term and until their successors are elected. Biographical information concerning those executive officers of the Company who are also directors of the Company is set forth under Proposal 1 in this proxy statement. Biographical information concerning all other executive officers of the Company is set forth below.

    NAME                             AGE                   POSITION
    ----                             ---                   --------
Sam A. Brooks                        57             President, Chief Executive
                                                    Officer and Director
Gary Brukardt                        51             Executive Vice President,
                                                    Chief Operating Officer
Ronald Hinds                         49             Executive Vice President,
                                                    Chief Financial Officer,
                                                    Treasurer and Secretary
Raymond Hakim, M.D., Ph.D            51             Executive Vice President and
                                                    Chief Medical Officer

     Mr. Brukardt has been Executive Vice President and Chief Operating Officer of the Company since August 1996. From 1991 to August 1996, Mr. Brukardt served as Executive Vice President of Baptist Health Care Affiliates in Nashville, Tennessee, where he was responsible for the development and operation of physician practice management organizations and the management of four hospitals and 22 outpatient facilities. In addition, from 1991 to August 1996, Mr. Brukardt served as Chairman and President of HealthNet Management, Inc., a managed care company.

     Mr. Hinds has been an Executive Vice President and Chief Financial Officer of the Company since August 1995. He was an audit partner with Deloitte & Touche LLP from 1981 to 1994 where he managed the health care practice of the Nashville office. During his tenure at Deloitte & Touche, Mr. Hinds also served as a Regional Health Care Partner for the firm. Mr. Hinds received his B.A. in accounting from Middle Tennessee State University.

     Dr. Hakim has been Executive Vice President and Chief Medical Officer of the Company since June 1995. He has published extensively on the adequacy of dialysis and the clinical aspects of bio-compatibility. From 1992 to 1995, Dr. Hakim served as Medical Director for the Vanderbilt Dialysis Program. He served as a member of the Medical Board of Vanderbilt in 1992, as Chairman of the Ambulatory Services Committee of Vanderbilt in 1990 and 1991, and as Director, Clinical Nephrology of Vanderbilt from 1987 to 1991. He received his M.S. from Rensselaer Polytechnic Institute, his Ph.D. from Massachusetts Institute of Technology and his

M.D. from McGill University. Dr. Hakim performed his residency at Royal Victoria Hospital and his renal fellowship at Brigham and Women's Hospital.




                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the annual salaries paid to the Company's Chief Executive Officer and the Company's Named Executive Officers for the year ended December 31, 1996.


                                                                              Long Term Compensation
                                                Annual Compensation                    Awards
                                        ------------------------------------- ----------------------
                                                                                      Securities
                  Name and                                                            Underlying
                  Principal                                                            Options/
                  Position              Year          Salary        Bonus(1)             SARs
                  ---------             ----         --------       --------          ----------
         Sam A. Brooks                  1996         $250,000       $287,500              0
         President

         Gary Brukardt                  1996         $220,000       $ 35,585           100,000
         Executive Vice President,
         Chief Operating Officer

         Ronald Hinds                   1996         $200,000       $105,000              0
         Executive Vice President,
         Chief Financial Officer,
         Treasurer and Secretary

         Raymond Hakim, M.D.            1996         $200,000       $ 53,552              0
         Executive Vice President
         and Chief Medical Officer


     (1) Reflects bonus earned during the fiscal year. In some instances all or a portion of the bonus was paid during the following fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table is a summary of all stock options granted during the year ended December 31, 1996. Individual grants are listed separately for each Named Executive Officer. In addition, this table shows the potential gain that could be realized if the fair market value of the Common Stock was to appreciate at either 5% or 10% annual rate over the period of the option term.

                                                                             Potential Realizable
                                                                               Value at Assumed
                                    % of Total                               Annual Rates of Stock
                     Number of       Options                                      Stock Price
                     Securities     Granted to                                    Appreciation
                     Underlying     Employees     Exercise                      for Option Term(1)
                      Options       in Fiscal  or Base Price  Expiration     -------------------------
   Name               Granted         Year       ($/share)       Date             5%          10%
   ----              ----------     ---------- -------------  ----------     ------------   ----------
   Sam A. Brooks         0              0            N/A        N/A            N/A          N/A
   Gary Brukardt      100,000         9.1%         $29.00       7-22-06        $1,823,794   $4,621,853
   Ronald Hinds          0              0            N/A        N/A            N/A          N/A
   Raymond Hakim, M.D.   0              0            N/A        N/A            N/A          N/A

(1) The potential realizable value through the expiration date of the options has been determined on the basis of the market price per share at the time of grant compounded annually over the term of the option, net of the exercise price. These values have been determined based upon assumed rates of appreciation mandated by the Securities and Exchange Commission (the "Commission") and are not intended to forecast the possible future appreciation, if any, of the price or value of the Common Stock.

 AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Set forth below is information with respect to unexercised options held by the Named Executive Officers as of December 31, 1996.

                                Number of Securities
                                     Underlying
                                 Unexercised Options                 Value of Unexercised
                                        Held at                     in-the-Money Options
                                   December 31, 1996               at December 31, 1996(1)
                              ---------------------------       ---------------------------
     Name                     Exercisable   Unexercisable       Exercisable   Unexercisable
     ----                     -----------   -------------       -----------   -------------
     Sam A. Brooks              250,000              0           $6,031,520     $        0
     Gary Brukardt               20,000         80,000               52,500        210,000
     Ronald Hinds                34,000         51,000              715,250      1,072,875
     Raymond Hakim, M.D.         60,000         40,000            1,447,500        965,000

(1) The market value of the Common Stock was $31 5/8 per share as of December 31, 1996 (the last trading day in 1996) based on the closing price per share on Nasdaq stock market.

BOARD COMMITTEES, ATTENDANCE, AND COMPENSATION OF DIRECTORS

COMMITTEES

     The Board of Directors has established three Committees which include the Audit Committee, the Compensation Committee, and the Nominating Committee, each of which is briefly described below.

     The Company's Audit Committee, composed solely of non-employee directors, recommends the annual appointment of the Company's independent auditors, and, in conjunction with such auditors, reviews the scope of audit and other assignments and related fees, accounting principles used by the Company in financial reporting and internal auditing procedures, and the adequacy of the Company's internal control procedures. The Audit Committee currently consists of Mr. Hutts, Dr. Johnson, Dr. Lowery, and Dr. Meredith.

     The Company's Compensation Committee, composed solely of non-employee directors is responsible for establishing salaries, bonuses, and other compensation for the Company's executive officers and administering any stock option and other employee benefit plans of the Company. The Compensation Committee currently consists of Mr. Hutts, Dr. McMurray, and Dr. Meredith.

     The Company's Nominating Committee is responsible for considering nominations of Directors of the Company's Board of Directors and currently consists of Dr. Jacobson, Mr. Brooks and Dr. Bower. The Nominating Committee will consider nominees recommended by stockholders provided that the names of such persons are submitted no later than the date established for the submission of stockholder proposals for action at the Company's next annual meeting of stockholders.

MEETINGS

     During 1996, the Board of Directors of the Company held six regularly scheduled meetings. In addition, the Compensation Committee met once. Each director attended 75% or more of the aggregate number of meetings held by the Board of Directors and its committees on which he served.

COMPENSATION OF DIRECTORS

     Employees of the Company who are members of the Board of Directors of the Company do not receive any compensation for serving on the Company's Board of Directors. Each non-employee member of the Board of Directors receives a fee of $2,000 for each meeting of the Board of Directors attended by such director, and $1,000 for each committee meeting not attended on the same day as a meeting of the Board of Directors. All directors of the Company, including members who are employees, receive reimbursement of out-of-pocket expenses incurred in connection with attending Board of Directors or committee meetings thereof. Dr. Jacobson was paid $75,000 by the Company for his efforts relating to the initial public offering and $50,000 in reimbursement for the costs and expenses associated with the services provided by Dr. Jacobson in connection with the secondary offering.

     In January 1996, the Company adopted the Renal Care Group, Inc. 1996 Stock Option Plan for Outside Directors (the "Outside Director Plan") to provide for grants of options to its non-employee directors. Supplemental to the Outside Director Plan, (a) Mr. Hutts has been granted options to purchase an aggregate of 15,000 shares of Common Stock, of which 10,000 are exercisable at a price of $7.50 per share and 5,000 are exercisable at $18.00 per share, and (b) Dr. Jacobson has been granted options to purchase an aggregate of 75,000 shares of Common Stock, of which 25,000 are exercisable at a price of $7.50 per share and 50,000 are exercisable at $18.00 per share.

     The Outside Director Plan provides for automatic grants to Directors to the Company who are (i) not employees of the Company, (ii) not the Chairman or Vice Chairman of the Board of Directors of the Company, and (iii) not a party to, and whose medical practices are not a party to, a then current effective medical director agreement with the Company (each an "Eligible Director"). The Outside Director Plan provides for an initial grant to each Eligible Director of 5,000 shares on the date such person first becomes a Director and subsequent annual grants of options to purchase 2,500 shares of Common Stock following each annual meeting. The annual grants are made on the day following each annual meeting of stockholders beginning with the Annual Meeting to which this Proxy Statement relates. The Option Price for each option granted under the Outside Director Plan is the "Fair Market Value," as that term is defined in the Outside Director Plan, of the shares of Common Stock subject to the option on the date the option is granted. Such options are immediately exercisable and will have a term of ten years. Accordingly, on the date after the Annual Meeting to which this Proxy Statement relates, Mr. Hutts will receive a grant of an option to purchase 2,500 shares of Common Stock with an exercise price of the Fair Market Value on such date.

EMPLOYMENT AGREEMENTS

     The Company has entered into or assumed employment agreements with certain of its principal executive officers, including Messrs. Brooks, Hinds, Brukardt, and Dr. Hakim, and certain other key personnel. The Company does not have, and does not expect to enter into, an employment agreement with Dr. Jacobson, the Chairman of the Board, because he does not devote his full time and attention to the affairs of the Company. Other than Dr. Hakim, each Named Executive Officers' employment agreement contains restrictive covenants prohibiting such officer from competing with the Company for a period of one year after the end of the employment term. The terms of the employment agreements, other than Mr. Brukardt's commenced on February 6, 1996 and will continue for a term of three years and successive one year renewal terms thereafter. Mr. Brukardt's employment agreement commenced on July 22,

1996 and will continue for a term of three years, with successive one year renewal terms thereafter.

     The annual salaries of the Named Executive Officers as set forth in the employment agreements are $250,000, $220,000, $200,000, and $200,000 for Messrs.
Brooks, Brukardt, Hinds, and Dr. Hakim, respectively. Each Named Executive Officer is eligible under his employment agreement for bonuses at the sole discretion of the Company.

     The employment agreements of Messrs. Brooks, Brukardt, and Hinds, also provide for severance for each such Named Executive Officer of (i) his salary for 12 months if such officer is terminated without cause, (ii) his salary for one month if such officer is terminated for cause, or (iii) his salary for 36 months if such officer is terminated within 12 months of certain changes in control of the Company either (A) without cause, or (B) by resignation of the officer as a result of declining to accept reassignment to a job that is not the equivalent of his then current position. Dr. Hakim's employment agreement contains similar severance provisions that become operative if he enters into a non-competition agreement.

     In addition to the above provisions, Mr. Brooks' employment agreement also provides for (i) life insurance coverage of $2.0 million, (ii) long term disability insurance of 60% of Mr. Brooks' annual base salary, (iii) an annual bonus of 75% of his annual base salary to be earned if the Company meets or exceeds its earning per share projections as approved by the Compensation Committee, (iv) a $100,000 payment for efforts related to the initial public offering, paid out of the proceeds of the initial public offering, and (v) severance as provided above but based upon his salary plus his prior year's bonus.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee are Joseph C. Hutts, Stephen D. McMurray, M.D., and W. Tom Meredith, M.D. Mr. Brooks, the Chief Executive Officer, President, and a Director of the Company, is a member of the board of directors of PhyCor, Inc., of which Mr. Hutts is the Chairman of the Board, President, and Chief Executive Officer.

     In February 1996, RCG commenced operations by acquiring and combining five companies in simultaneous transactions. As consideration for their interests in the companies acquired, Drs. McMurray and Meredith received cash, shares of Common Stock (valued at the initial public offering price of $18.00 per share) and notes in the aggregate amounts of $3,581,000 and $6,888,000, respectively, and the Company assumed approximately $6,618,000 of indebtedness for which Dr. McMurray's company was obligated. In addition, in December 1995, Dr. McMurray purchased $20,000 and Dr. Meredith purchased $120,000 of convertible notes which were converted into shares of Common Stock at $7.50 per share in December 1996.

     Dr. McMurray is a member of Indiana Dialysis Management, P.C., a practice group currently consisting of four nephrologists. The Company entered into a Medical Director agreement dated February 12, 1996 with such practice group that has a term of seven years with successive renewal terms of three years each and provides for medical director fees of $228,000 in year one, $277,000 in year two, and $326,000 in year three and each year thereafter in effect. In addition, pursuant to the terms of such Medical Director agreement, on February 12, 1996 the Company granted to such practice an option to purchase 37,500 shares of Common Stock with an exercise price of $18.00 per share.

     Dr. Meredith is a member of Kansas Nephrology Physicians, P.A., a practice group currently consisting of four nephrologists. The Company entered into a Medical Director agreement dated February 12, 1996 with such practice group that has a term of seven years with successive renewal terms of three years each and provides for medical director fees of $245,000 in year one, $289,000 in year two, and $350,000 in year three and each year thereafter in effect. In addition, pursuant to the terms of such Medical Director agreement, on February 12, 1996 the Company granted to such practice an option to purchase 37,500 shares of Common Stock with an exercise price of $18.00 per share.

     In connection with development services provided to the Company, the Company granted options with an exercise price equal to $18.00 per share to purchase 20,000 shares of Common Stock to Dr. McMurray.

     Dr. Meredith owns a one-third interest in a partnership that subleases to the Company approximately 4,100 square feet for its Dodge City, Kansas center. The sublease, dated February 12, 1996, has a term of five years, with five additional options to renew for periods of five years. The sublease is a double net sublease with a base rent payment of approximately $3,300 per month, adjusted at the commencement of each extended term by a factor based on the consumer price index.


                         REPORTS OF BENEFICIAL OWNERSHIP
                     UNDER SECTION 16(A) OF THE EXCHANGE ACT

     Under the securities laws of the United States, the Company's directors, executive officers and any person holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission ("SEC") and the Nasdaq National Market System ("Nasdaq"). These persons also are required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates in 1996. Based solely on a review of the reports furnished to the Company or written representations from the Company's directors, officers, and ten percent beneficial owners, all reporting requirements were complied with except that a Form 3 was filed late by Gary Brukardt in connection with the grant of 100,000 options to purchase Common Stock.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

     This report is submitted by the Company's Compensation Committee at the direction of the Board of Directors. This report provides certain data and information regarding the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers. The Compensation Committee of the Board of Directors is responsible for all decisions regarding compensation for the Company's executive officers. The Compensation Committee is composed of three non-employee directors. Because the Compensation Committee believes that each executive officer has the potential to affect the short-term and long-term profitability of the Company, the Committee places considerable importance on the task of creating and implementing the Company's executive compensation program.

     The Company's executive compensation program is focused on stockholder value, the overall performance of the Company, success of the Company as affected by the executive's performance, and the individual performance of the particular executive.

COMPENSATION PHILOSOPHY

     The Compensation Committee's philosophy is to integrate the compensation of the Company's executive officers with corporate performance. The Committee's objectives are to measure executive performance against short-term and long-term goals, reward performance, recognize individual initiative and achievements, assist the Company in attracting, motivating, and retaining qualified executives, and align the incentives of management with the interests of stockholders. The compensation policies and programs utilized by the Compensation Committee and endorsed by the Board of Directors generally consists of the following:

     - recommend executive officer total compensation in relation to Company performance;

     - align compensation amounts with comparable levels paid to executive officers of companies comparable in size and performance to the Company; and

     - provide long-term incentive compensation in the form of stock option awards and cash bonuses based upon a percentage of annual salary to motivate and retain high quality executive officers.

     The compensation program of the Company currently consists of base salary, annual incentive compensation in the form of cash bonuses, and options. In 1996, the Company's executive compensation was reviewed by the Compensation Committee and the Board of

Directors relative to executive compensation of peer groups. Because the Company's compensation plan involves incentives contingent upon the Company's performance and individual performance, an executive officer's actual compensation level in any particular year may be above or below that of an officer of competitors of the Company. The Compensation Committee will review each element of executive compensation on an annual basis.

     The 1996 compensation package for the executive officers included salary and cash bonuses as well as stock options. The key components of the Company's executive compensation plan are described below.

BASE SALARY

     The Compensation Committee, along with the CEO of the Company, review and approve an annual salary plan for the Company's executive officers. The salary plan is developed by the Company's CEO. Many subjective factors are included in determining base salaries such as the responsibilities born by the executive officer, the scope of the position, length of service with the Company, corporate and individual performance, and the salaries paid by competitive companies to officers in similar positions. While these subjective factors are then integrated with other objective factors, including the Company's net income, earnings per share, return on equity, and growth, the overall assessment is primarily a subjective one, intended to reflect the level of responsibility and individual performance of the particular executive officer.

BONUSES

     The Compensation Committee is of the view that a significant portion of the total cash compensation for executive officers should be subject to the attainment by the Company of specific performance criteria, including earnings. Executive officers of the Company receive a cash bonus based on a percentage of annual base salary, in the event the Company meets an annual performance target. This means that a significant part of the compensation package is at risk. Participation in the cash bonus plan is limited to a select group of management who have a material impact on Company performance. The participants are selected by the Compensation Committee and include the executive officers, other members of senior management, and regional chief operating officers.

LONG-TERM COMPONENT - STOCK INCENTIVE PLANS

     To date, the Company has relied primarily upon stock option awards to provide long-term incentives for executives. The Compensation Committee continues to believe that stock options have been and remain an excellent vehicle for providing financial incentives for management. The Company's 1996 Stock Option Plan (the "Option Plan") authorizes the issuance of stock options to officers, key employees, and consultants of the Company. The members of the Compensation Committee participate in the Company's Outside Director Plan which is administered by the Board of Directors and no member of the Compensation Committee is eligible for the grant of an option under any other stock option plan. Subject to general limits prescribed by the Option Plan, the Compensation Committee has the authority to determine the individuals to whom stock options are awarded, the terms of the options, and the number of shares subject to each option. The size of any particular stock option award is based upon position and the individual performance during the related evaluation period. Because the option exercise price for the employee is the price of stock on the date of grant and the options generally carry a ten year life, employees benefit only if the value of the Company's Common Stock increases. Thus, employees with stock options are rewarded for their efforts to improve long-term stock market performance. In this way, the financial interests of management are aligned with those of the Company's stockholders.

     Executive officers of the Company may also participate in the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan"). Executive officers participate in the Stock Purchase Plan on the same terms as non-executive employees who meet the applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the Stock Purchase Plan. All contributions to the Stock Purchase Plan are made or invested in the Company's Common Stock. These features are intended to align further the employees' and stockholders' long-term financial interests.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee's basis for compensation of the CEO is derived from the same considerations addressed above. Mr. Brooks participates in the same executive compensation plans available to the other executive officers. In 1996, the Board of Directors determined that the salary of Mr. Brooks, the Company's Chief Executive Officer, would be $250,000 and determined to grant options for the purchase of 250,000 shares of Common Stock. The compensation levels established for Mr. Brooks were in response to the Committee's and the Board's assessments of the Company's performance and accomplishments in 1996 as well as Mr. Brooks' position in the Company and the nature of his responsibilities. The Committee considered Mr. Brooks' performance in terms of the Company's success in meeting its performance targets, from both an operational and a financial standpoint, and in executing its strategic plan. The Committee also considered the Company's performance relative to its peers and competitors in the industry in evaluating Mr. Brooks' compensation.

FEDERAL INCOME TAX DEDUCTIBILITY LIMITATIONS

     The Compensation Committee intends to use its best efforts to structure future compensation so that executive compensation paid by the Company is fully deductible in accordance with Section 162(m) of the Internal Revenue Code enacted in 1993, which generally disallows a tax deduction to public companies for compensation over $1 million paid to certain executive officers unless certain conditions are met.

SUMMARY

     The Committee believes that this mix of base salaries, variable cash incentives and the potential for equity ownership in the Company represents a balance that will motivate the management team to continue to produce strong returns. The Committee further believes this program strikes an appropriate balance between the interests and needs of the Company in operating its business and appropriate rewards based on stockholder value.

Submitted by the Compensation Committee of the Company's Board of Directors.

Stephen D. McMurray, M.D., Chairman
W. Tom Meredith, M.D.
Joseph C. Hutts

                               STOCKHOLDER RETURN
                                PERFORMANCE GRAPH

     The following is a comparative performance graph which compares the percentage change of cumulative total stockholder return on the Company's Common Stock with (a) the performance of a broad equity market indicator and (b) the performance of a published industry index or peer group. The following graph compares the percentage change of cumulative total stockholder return on the Company's Common Stock with (a) the Standard & Poor's 500 Composite Index (the "Broad Index") and (b) Standard & Poor's Health Care Diversified Index (the "Industry Index"). The graph begins on February 7, 1996, the date on which the Company's Common Stock first began trading on the Nasdaq Stock Market, and assumes the investment on such date of $100 in the Company's Common Stock, the Broad Index and the Industry Index and assumes that all dividends, if any, were reinvested at the time they were paid.

     The comparison in the graph below is based on historical data and is not intended to forecast the possible future performance of the Company's Common Stock.

                         2/7/96   2/29/96  5/31/96   8/30/96  11/29/96  12/31/96
                         ------   -------  -------   -------  --------  --------
Renal Care Group, Inc.    $100     $117     $143      $156     $135       $135
S&P 500                   $100     $ 98     $103      $101     $117       $115
S&P Health Care Div.      $100     $ 96     $101      $106     $123       $116

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


CONSIDERATION FOR FOUNDING COMPANIES

     In February 1996, RCG commenced operations by acquiring and combining five companies (the "Combination") in simultaneous transactions (the "Founding Companies"). As consideration for their interests in the Founding Companies, certain officers, directors and holders of 5% or more of the Common Stock received cash (excluding $7.0 million of contingent payments), shares of Common Stock (valued at the initial public offering price of $18.00 per share) and notes approximately as follows: Harry R. Jacobson, M.D. (Chairman of the Board)
- $2,674,000; Sam A. Brooks (President, Chief Executive Officer and Director) - $1,337,000 (received in the form of shares of Common Stock, as to which Mr. Brooks disclaims beneficial ownership because the shares are held in a trust of which Mr. Brooks' daughter is the sole beneficiary); Dr. Bower - $13,436,000; Dr. McMurray - $3,581,000; Dr. Meredith - $6,888,000; Dr. Lowery - $5,281,000;
and Kidney Care - $31,783,000. In addition, the Company assumed indebtedness for which certain officers, directors and holders of 5% or more of the Common Stock or their Founding Companies were obligated approximately as follows: Dr. Bower - $2,244,000; Dr. McMurray - $6,618,000; and Dr. Lowery - $2,300,000, all
of which indebtedness was repaid with a portion of the proceeds of the Company's initial public offering.

TENNESSEE WARRANTS

     Various options and warrants of a predecessor company outstanding at the time of the Combination were assumed by the Company, on a share-for-share basis unadjusted for the exchange rate in the transactions with Tennessee in the Combination. In addition, the exercise price of the outstanding warrants of Tennessee was reduced from $10.00 to $7.50 per share upon consummation of the Combination. Sam A. Brooks and Harry R. Jacobson, M.D., hold warrants for the purchase of 90,000 and 70,000 shares, respectively.

ISSUANCE OF CONVERTIBLE NOTES

     The Company issued $1.38 million of Convertible Notes on December 7, 1995 to provide funds to complete the Combination and its initial public offering. Certain executive officers, directors and holders of 5% or more of the Common Stock purchased Convertible Notes as follows: Dr. Bower - $100,000 (7.2% of the outstanding); Dr. McMurray - $20,000 (1.4% of the outstanding); Dr. Meredith - $120,000 (8.7% of the outstanding); Dr. Lowery - $100,000 (7.2% of the outstanding); and Kidney Care - $160,000 (11.6% of the outstanding). The executive officers and directors as a group purchased $340,000 of Convertible Notes (24.6% of the outstanding). In December 1996, the Convertible Notes were converted into shares of Common Stock at $7.50 per share. The shares of Common Stock into which the Convertible Notes were converted are eligible for the "piggy back" registration rights applicable to the shares acquired by such holders in the Combination.

MEDICAL DIRECTOR ARRANGEMENTS

     Dr. McMurray is a member of Indiana Dialysis Management, P.C., a practice group currently consisting of four nephrologists. The Company entered into a Medical Director agreement dated February 12, 1996 with such practice group that has a term of seven years with successive renewal terms of three years each and provides for medical director fees of $228,000 in year one, $277,000 in year two, and $326,000 in year three and each year thereafter in effect. In addition, pursuant to the terms of such Medical Director agreement, on February 12, 1996, the Company granted to such practice an option to purchase 37,500 shares of Common Stock with an exercise price of $18.00 per share.

     Dr. Meredith is a member of Kansas Nephrology Physicians, P.A., a practice group currently consisting of four nephrologists. The Company entered into a Medical Director agreement dated February 12, 1996 with such practice group that has a term of seven years with successive renewal terms of three years each and provides for medical director fees of $245,000 in year one, $289,000 in year two, and $350,000 in year three and each year thereafter in effect. In addition, pursuant to the terms of such Medical Director agreement, on February 12, 1996 the Company granted to such practice an option to purchase 37,500 shares of Common Stock with an exercise price of $18.00 per share.

     Dr. Lowery is a member of Tyler Dialysis & Transplant Associates, P.A., a practice group currently consisting of five nephrologists. The Company entered into a Medical Director agreement with such practice group dated February 12, 1996 that has a term of seven years with successive renewal terms of three years each and provides for medical director fees of $274,000 in year one, $333,000 in year two, and $392,000 in year three and each year thereafter in effect. In addition, pursuant to the terms of such Medical Director agreement, on February 12, 1996, the Company granted to such practice an option to purchase 37,500 shares of Common Stock with an exercise price of $18.00 per share.

     Dr. Bower is a party to an agreement with the Company dated February 12, 1996 to serve as Chief Medical Officer of the Company's centers in Mississippi for which he is compensated $100,000 annually through February 2000. The agreement has a term of four years with successive annual renewals.

     Dr. Johnson is a party to a Medical Director Services Agreement with several additional nephrologists dated September 30, 1996 that has a term of seven years with successive renewal terms of three years each and provides for medical director fees of $840,000 per year.

     The Company believes that each of the foregoing Medical Director Agreements were obtained on terms no less favorable to the Company that could be obtained from unaffiliated third parties. The terms of each such Medical Director Agreement were determined by arm's-length negotiations between the Company and the practices, and such terms were subject to scrutiny and negotiations with representatives of the Founding Companies in connection with the Combination.

LABORATORY MANAGEMENT AGREEMENT

     Effective January 1, 1997, Kidney Care sold substantially all of the assets of its clinical laboratory located in Jackson, Mississippi to RenaLab, Inc., a wholly owned subsidiary of the Company. The purchase price for the laboratory was $196,384, paid in cash by the Company. Prior to the acquisition, the Company had been a party to a management agreement with Kidney Care dated February 12, 1996, pursuant to which the Company provided certain business, management, administrative and equipment maintenance service to the laboratory. Under the management agreement, Kidney Care paid the Company a fixed management fee of $250,000 per year and reimbursed the Company for its expenses in providing services under the Agreement, including the cost of certain employees, laboratory supplies and equipment maintenance. The management agreement for the Laboratory was terminated in January 1997. Total fees paid under the management agreement from Kidney Care to the Company were $221,000. Dr. Bower, a director of the Company, has served as Chairman of the Board and President of Kidney Care since August 1973.

DEVELOPMENT SERVICES

     In connection with development services provided to the Company, the Company granted options with an exercise price equal to $18.00 per share to purchase 30,000, 20,000, and 20,000 shares of Common Stock to Drs. Bower, Lowery, and McMurray, respectively.

PURCHASE OF REAL PROPERTY

     The Company has purchased certain real property owned by Dr. Bower on which certain of the centers previously operated by Kidney Care are located. The purchase price was paid by the Company by the issuance of 68,000 shares of Common Stock valued at the initial public offering price of $18.00 per share, plus the assumption of approximately $1.1 million of indebtedness incurred by Dr. Bower to finance such property. The consideration paid to Dr. Bower for the real estate was determined by arm's-length negotiations between the Company and Dr. Bower, and such consideration was subject to scrutiny by and negotiations with representatives of the Founding Companies.

LEASES OF REAL PROPERTY

     Pursuant to a lease agreement dated February 12, 1996, the Company leases from an affiliate of Dr. Bower approximately 20,000 square feet of administrative and other space used by the Company for the operation of the centers acquired from Kidney Care. The lease is a triple net lease at a rate of approximately $6.00 per square foot per year, or a gross payment of approximately $10,000 per month. The lease contains an initial term of ten years and two five-year renewal options.

     Dr. Lowery owns a 25% interest in certain real property and improvements used in connection with the operation of two of Tyler's centers. Pursuant to a lease agreement dated February 12, 1996, the Company leases those centers which are located in Carthage and Tyler, Texas. Each lease is a triple net lease with rent payable at $12.00 per square foot per year. The Tyler lease requires a gross payment of $20,092 per month, and the Carthage lease requires a gross payment of $2,479 per month. Each lease has an initial term of ten years with two additional five-year renewal options. The amount of rent is subject to a consumer price index adjustment after the initial five-year period. In addition, the Company has subleased back to Tyler Nephrology Associates, Inc. a portion of the Tyler center on terms substantially similar to those contained in the lease of such center to the Company.

     Dr. Meredith owns a one-third interest in a partnership that subleases to the Company approximately 4,100 square feet for its Dodge City, Kansas center. The sublease, dated February 12, 1996, has a term of five years, with five additional options to renew for periods of five years. The sublease is a double net sublease with a base rent payment of approximately $3,300 per month, adjusted at the commencement of each extended term by a factor based on the consumer price index.

EMPLOYMENT AGREEMENT

     Anne N. Bower, Dr. Bower's daughter, is a party to an employment agreement dated February 7, 1996 with the Company with an annual base salary of $125,000 and having a term of three years, renewable thereafter for successive one-year terms. Ms. Bower serves as the chief operating officer of the Company's Mississippi operations.

RELATIONSHIP WITH VANDERBILT UNIVERSITY

     Dr. Jacobson currently serves as Deputy Vice Chancellor of Health Affairs at Vanderbilt University and as Professor of Medicine and Director of the Division of Nephrology, Department of Medicine, Vanderbilt University. On February 12, 1996, the Company assumed a Dialysis Center Management Agreement with Vanderbilt University Medical Center pursuant to which the Company manages its outpatient dialysis center. The Company received revenues of approximately $363,522 pursuant to this agreement for the year ended December 31, 1996. Such agreement has a one-year term that is automatically renewed each year unless either party cancels the agreement at least 90 days prior to the end of the current term. Vanderbilt University owns approximately 246,103 of the outstanding shares of the Company.

SUPPLY RELATIONSHIP

     The Company has entered into an agreement dated February 12, 1996, with Healthcare Suppliers, Inc. ("HSI"), a former affiliate of Kidney Care, pursuant to which the Company is obligated, for a period of 18 months, to purchase most of the dialysis and related supplies required for its Kidney Care centers at pre-determined prices no greater than the best prices available to any other Founding Company as of November 1995. The Company believes it will purchase approximately $5.0 million of supplies from HSI during the 18-month term of the agreement.

COMPANY POLICY

     The Company has adopted a policy pursuant to which transactions with affiliates (other than those entered into pursuant to the Combination) must be reviewed by the Audit Committee and approved by a majority of the disinterested members of the Board of Directors and will be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties.


                                    AUDITORS

     The firm of Ernst & Young LLP has served as the Company's independent public accountants since inception and, while not yet approved by the audit committee is expected to be selected to serve in such capacity for the fiscal year ended December 31, 1997. A representative of Ernst & Young LLP is expected to attend the Annual Meeting to respond to questions from stockholders and to make a statement if he so desires.


          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Stockholders of the Company wishing to submit a proposal for action at the Company's 1998 annual meeting of stockholders and to have the proposal included in the Company's proxy materials relating to that meeting, must deliver their proposals to the Company at its principal offices not later than January 1, 1998. Additional legal requirements apply to any inclusion of stockholder proposals in proxy materials of the Company.


                                 ANNUAL REPORTS

     The Company's 1996 Annual Report to stockholders is being mailed to the Company's stockholders with this proxy statement. The Annual Report is not part of the proxy soliciting material.

           INCORPORATION BY REFERENCE OF CERTAIN FINANCIAL INFORMATION

     The Company's audited financial statements at December 31, 1995 and 1996 and for the years ended December 31, 1994, 1995, and 1996 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" are hereby incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Securities and Exchange Commission on March 31, 1997 (Commission File Number 0-27640).


                                  OTHER MATTERS

     The management of the Company knows of no other matters to be presented and acted upon at the Annual Meeting other than those set forth in the accompanying notice. However, if any other matters requiring a vote of the stockholders should properly come before the Annual Meeting or any adjournment thereof, each proxy will be voted with respect thereto in accordance with the best judgment of the proxy holder.

                                   APPENDIX A

                             RENAL CARE GROUP, INC.

                  AMENDED AND RESTATED 1996 STOCK OPTION PLAN

                                   ARTICLE I

                                    PURPOSE

     1.1 GENERAL. The purpose of the Renal Care Group, Inc. Amended and Restated 1996 Stock Option Plan (the "Plan") is to promote the success, and enhance the value, of Renal Care Group, Inc. (the "Company"), by linking the personal interests of its key employees and consultants to those of Company stockholders and by providing its key employees and consultants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees and consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of stock option awards from time to time to selected officers and key employees and consultants.

                                   ARTICLE 2

                                 EFFECTIVE DATE

     2.1 EFFECTIVE DATE. The Plan first became effective upon approval of the same by the Board of Directors of the Company (January 15, 1996) (the "Effective Date"), as approved by the sole stockholder of the Company. The first amendments to the Plan were approved by the Board of Directors of the Company on August 15, 1996, and approved by the stockholders of the Company at the special meeting of stockholders held on September 27, 1996. The Second amendments to the Plan were approved by the Board of Directors on April 10, 1997, subject to approval thereof by the stockholders of the Company at the annual meeting held on June 4, 1997.

                                   ARTICLE 3

                                  DEFINITIONS

     3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Cause" means the continued failure by a Participant to substantially perform such Participant's duties of employment after written warnings identifying the lack of substantial performance are communicated to the Participant by the employer that identify the manner in which the employer believes that the Participant has not substantially performed such duties, or the engaging by an Participant in illegal conduct that is materially and demonstrably injurious to the Company, unless otherwise defined in an employment agreement between the Participant and the Company or a Subsidiary in effect on the date of termination in which case "Cause" shall be defined as set forth therein.

          (c) "Change in Control" means a change in control of the Company after the closing of an initial public offering of Stock registered under the Securities Act on a Registration Statement on Form S-1 of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of a Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a Change in Control shall also be deemed to have occurred at such time as:

             (i) any "person" within the meaning of Section 14(d) of the Exchange Act, other than the Company, a Subsidiary, or any employee benefit plan(s) sponsored by the Company or any

        Subsidiary, is or has become the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 25% or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors;

             (ii) individuals who constitute the Board immediately prior to any meeting of stockholders (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters ( 3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

             (iii) upon approval by the Company's stockholders of a reorganization, merger, share exchange or consolidation, other than one with respect to which those persons who were the beneficial owners, immediately prior to such reorganization, merger, share exchange or consolidation, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than 75% of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors; or

             (iv) upon approval by the Company's stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Subsidiary.

     Notwithstanding the occurrence of any of the foregoing, the Board may determine, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change in Control shall not be so considered. Such determination shall be effective if it is made by the Board prior to the occurrence of an event that otherwise would be or probably will lead to a Change in Control or after such event if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably will lead to a Change in Control. Upon such determination, such event or events shall not be deemed to be a Change in Control for any purposes hereunder, including but not limited to,
Section 8.6.

          (d) "Change in Control Price" means the highest closing price per share paid for the purchase of Stock in a national securities market during the ninety (90) day period ending on the date the Change in Control occurs.

          (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (f) "Committee" means the committee of the Board described in Article
     4.

          (g) "Company" means Renal Care Group, Inc., a Delaware corporation.

          (h) "Disability" shall mean any permanent disability as defined by
     Section 22(e)(3) of the Code. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of a Participant's Disability.

          (i) "Effective Date" has the meaning assigned such term in Section
     2.1.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (k) "Fair Market Value" means the closing price of the shares of Stock on the New York Stock Exchange or other national securities exchange on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by the National Quotation Bureau, Inc. or other national quotation service. If the shares are not traded on an exchange but are traded in the over-the-counter market, Fair Market Value means the closing "asked" price of the shares in the over-the-counter market on the day on which such value is to be determined or, if such "asked" price is not available, the last sales price on such day or, if no shares were traded on such day, on the next preceding day on which the shares were traded, as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or other national quotation service.

          (l) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          (m) "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

          (n) "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

          (o) "Option Agreement" means any written agreement, contract, or other instrument or document evidencing an Option.

          (p) "Participant" means a person who, as an officer or key employee or consultant of the Company or any Subsidiary, has been granted an Option under the Plan.

          (q) "Plan" means the Renal Care Group, Inc. 1996 Stock Option Plan, as amended from time to time.

          (r) "Securities Act" means the Securities Act of 1933, as amended from time to time.

          (s) "Stock" means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to the terms of the Plan including but not limited to Article 9 hereof.

          (t) "Subsidiary" means any corporation that qualifies as a subsidiary of a corporation under the definition of "subsidiary corporation" contained in Section 424(f) of the Code.

                                   ARTICLE 4

                                 ADMINISTRATION

     4.1 The Plan shall be administered by a committee of directors of the Company (the "Committee") appointed by the Board from time to time and consisting of at least two members of the Board, each of whom shall be both (i) a "non-employee director" as such term is defined in Rule 16b-3 promulgated under Section 16 of the Exchange Act or any successor provision, and (ii) an "outside director" as that term is used in Section 162 of the Code and the regulations promulgated thereunder. In the absence of an appointment of a Committee, the Board shall serve as the Committee.

     4.2 AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to:

          (a) Designate Participants;

          (b) Determine the type or types of Options to be granted to each Participant;

          (c) Determine the number of Options to be granted and the number of shares of Stock to which an Option will relate;

          (d) Determine the terms and conditions of any Option granted under the Plan, including but not limited to, the exercise price, any restrictions or limitations on the Option, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Option, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

          (e) Determine whether, to what extent, and under what circumstances an Option may be settled in, or the exercise price of an Option may be paid in, cash, Stock, or other property, or an Option may be canceled, forfeited, or surrendered;

          (f) Prescribe the form of each Option Agreement, which need not be identical for each Participant;

          (g) Decide all other matters that must be determined in connection with an Option;

          (h) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

          (i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

     4.3. DECISIONS BINDING. The Committee's interpretation of the Plan, any Options granted under the Plan, any Option Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

                                   ARTICLE 5

                           SHARES SUBJECT TO THE PLAN

     5.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 9.1, the aggregate number of shares of Stock reserved and available for Options shall be 2,000,000.

     5.2. LAPSED AWARDS. To the extent that an Option is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Option will again be available for the grant of an Option under the Plan.

     5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Option may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

     5.4. LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock with respect to one or more Options that may be granted to any one Participant in any one taxable year shall be 100,000, subject to adjustment as set forth in
Article 9 hereto.

                                   ARTICLE 6

                                  ELIGIBILITY

     6.1. GENERAL. Options may be granted only to individuals who are (i) officers or other key employees (including employees who also are directors or officers) of the Company or a Subsidiary, or (ii) bona fide consultants to the Company or a Subsidiary, as determined by the Committee.

                                   ARTICLE 7

                                 STOCK OPTIONS

     7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

          (a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee. The Committee may elect to grant Non-Qualified Stock Options with an exercise price per share of Stock less than the Fair Market Value of a share of Stock on the date any such Non-Qualified Stock Option is granted.

          (b) Time and Conditions of Exercise.

             (i) The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

             (ii) In connection with the grant of any Options, the Committee may provide in the Option Agreement for the termination of all or any portion of the Options under certain circumstances, including, without limitation, termination of a Participant's employment, provided that the Committee may distinguish among various causes of termination as the Committee deems appropriate. In addition, the Committee may provide, through the Option Agreement or otherwise, that if a Participant's employment is terminated: (i) such Participant's Option(s) may be exercised for specified periods thereafter but no later than the expiration date of such Option; (ii) to the extent not fully exercisable on the date of termination of employment, such Option may continue to become exercisable within the term of the Option; or (iii) some or all of the Options not fully exercisable on the date of termination of employment may be deemed fully exercisable. A Participant's employment shall be deemed to terminate on the last date for which he or she receives a regular wage or salary payment (excluding severance payments unless otherwise provided in the Option Agreement). Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur where the Participant transfers from the Company to one of its Subsidiaries, transfers from a Subsidiary to the Company or transfers from one Subsidiary to another Subsidiary.

          (c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Without limiting the power and discretion conferred on the Committee pursuant to the preceding sentence, the Committee may, in the exercise of its discretion, but need not, allow a Participant to pay the exercise price of an Option by directing the Company to withhold from the shares of Stock that would otherwise be issued upon exercise of the Option that number of shares having a Fair Market Value on the exercise date equal to the exercise price, all as determined pursuant to rules and procedures established by the Committee.

          (d) Evidence of Grant. All Options shall be evidenced by a written Option Agreement between the Company and the Participant. The Option Agreement shall include such provisions as may be specified by the Committee.

     7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

          (a) Exercise Price. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

          (b) Exercise. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

          (c) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Option is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.

          (d) Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

          (e) Expiration of Incentive Stock Options. No award of an Incentive Stock Option may be made pursuant to the Plan on or after the tenth anniversary of the Effective Date.

          (f) Right To Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

          (g) Interpretation of Incentive Stock Options.  In interpreting this
     Section 7.2 of the Plan and the provisions of individual Option Agreements granting Incentive Stock Options, the Committee shall be governed by the principles and requirements of Sections 421, 422 and 424 of the Code, and applicable Treasury Regulations.

                                   ARTICLE 8

                    GENERAL PROVISIONS APPLICABLE TO OPTIONS

     8.1. STAND-ALONE, TANDEM, AND SUBSTITUTE OPTIONS. Options granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Option granted under the Plan. If an Option is granted in substitution for another Option, the Committee may require the surrender of such other Option in consideration of the grant of the new Option. Options granted in addition to or in tandem with other Options may be granted either at the same time as or at a different time from the grant of such other Options.

     8.2. EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Option for a payment in cash, Stock, or another Option (subject to Section 8.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

     8.3. TERM OF OPTION. The term of each Option shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of grant.

     8.4. LIMITS ON TRANSFER. No right or interest of a Participant in any Option may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. No Option shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order as defined in Section 414(p)(1)(B) of the Code, if the order satisfies Section 414(p)(1)(A) of the Code.

     8.5. STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

     8.6. CHANGES IN CONTROL.

          (a) Change in Control Followed by Employment Termination. In the event that a Change in Control shall occur and an employee Participant's employment shall terminate, except as provided in the next sentence, within twelve (12) months after the Change in Control, then (i) all unexercised Options (whether vested or not vested) shall automatically become one hundred percent (100%) vested immediately, (ii) no other terms, conditions, restrictions or limitations shall be imposed upon any such Options after such date, and in no circumstance shall an Option be forfeited on or after such date, and (iii) all such Options shall be valued on the basis of the greater of the Change in Control Price or the Fair Market Value on the date of such termination, and such value shall promptly be paid to the Participant in cash by the Company or its successor. The foregoing shall not apply if employment termination is due to (i) death, (ii) disability entitling the Participant to benefits under the Company's or its successor's long-term disability plan, (iii) Cause, or (iv) resignation (other than (A) resignation from a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation or that is not in the same geographic area, or (B) resignation within 30 days following a reduction in base pay).

          (b) Automatic Acceleration and Cash-Out. Upon a Change in Control that results directly or indirectly in the Stock (or the stock of any successor to the Company received in exchange for Stock) ceasing to be publicly traded in a national securities market, (i) all unexercised Options (whether vested or not vested) shall automatically become one hundred percent (100%) vested immediately, (ii) no other terms, conditions, restrictions or limitations shall be imposed upon any such Options after such date, and in no circumstance shall an Option be forfeited on or after such date, and (iii) all such Options shall be valued on the basis of the Change in Control Price, and such value shall promptly be paid to the Participant in cash by the Company or its successor.

          (c) Miscellaneous. Upon a Change in Control, no action, including, without limitation, the amendment, suspension or termination of the Plan, shall be taken that would adversely affect the rights of any Participant or the operation of the Plan with respect to any Option to which a Participant may have become entitled hereunder on or prior to the date of the Change in Control or to which such Participant may become entitled as a result of such Change in Control.

     8.7. MODIFICATION, EXTENSION AND RENEWAL. The Committee may modify, renew or accept the surrender of outstanding Options issued under the Plan (or the surrender of similar grants issued under any other plan of the Company or a Subsidiary), including the acceleration or waiver of any vesting or other restrictions or limitations, or the conversion of such Options (with appropriate adjustments) to be applicable to the securities of any successor corporation to the Company, and the Committee may authorize new Options pursuant to the Plan in substitution for any outstanding Options. Any substituted, modified or converted Options may bear such different or additional terms and conditions as the Committee shall deem appropriate within the limitations of the Plan. The determination of the Committee as to the terms of any of the foregoing may be made without regard to whether a Change in Control has or has not occurred (or whether the Committee has determined that any event shall not be considered to be a Change in Control) and shall be conclusive and binding notwithstanding the provisions of the respective agreements regarding exercisability. Any fractional shares resulting from any of the foregoing adjustments under this Section shall be disregarded and eliminated. However, no modification of an Option shall, without the consent of the Participant holding the Option, adversely affect the rights or obligations of such Participant with respect to such Option.

                                   ARTICLE 9

                          CHANGES IN CAPITAL STRUCTURE

     9.1. GENERAL. If the Company's outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, combination of shares, stock dividend, or transaction having similar effect, the Board shall proportionately and appropriately adjust (i) the number of shares of Stock authorized and reserved for grants under the Plan as set forth in Section 5.1, (ii) the number of shares of Stock that may be subject to one or more Options granted to any one Participant in any one taxable year as set forth in Section 5.4, and (iii) the number and kind of shares that are subject to each Option and the exercise price per share, without any change in the aggregate price to be paid therefor upon exercise of each Option.

                                   ARTICLE 10

                    AMENDMENT, MODIFICATION AND TERMINATION

     10.1. AMENDMENT, MODIFICATION AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan without stockholder approval; provided, however, that the Committee may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

     10.2 OPTIONS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect any Option previously granted under the Plan, without the written consent of the Participant.

                                   ARTICLE 11

                               GENERAL PROVISIONS

     11.1. NO RIGHTS TO OPTIONS. No Participant or employee shall have any claim to be granted any Option under the Plan, and neither the Company nor the Committee is obligated to treat Participants and employees uniformly.

     11.2. NO STOCKHOLDER RIGHTS. No Option gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Option.

     11.3. WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Option is granted or thereafter, require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

     11.4. NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any Option Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

     11.5. UNFUNDED STATUS. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to the Plan, nothing contained in the Plan or any Option Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

     11.6. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary.

     11.7. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

     11.8. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     11.9. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     11.10. FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

     11.11. SECURITIES LAW COMPLIANCE. It is intended that the provisions of the Plan and any grant of Options hereunder shall comply in all respects with the terms and conditions of Rule 16b-3 under the Exchange Act, or any successor provisions, as it relates to persons subject to the reporting requirements of
Section 16(a) of the Exchange Act. Any agreement granting any Options shall contain such provisions as are necessary or appropriate to assure such compliance. To the extent that any provision hereof is found not to be in compliance with such Rule as it relates to such Act, such provision shall be deemed to be modified so as to be in compliance with such Rule, or if such modification is not possible, shall be deemed to be null and void, as it relates to such Participant.

     11.12. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     11.13. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Option Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

     IN WITNESS WHEREOF, Renal Care Group, Inc., acting by and through its duly
authorized officers, has executed this instrument as of the      day of April,
1997.

            ATTEST:                                  RENAL CARE GROUP, INC.

By: /s/ Ronald Hinds                         By: /s/ Sam A. Brooks, Jr.
    ---------------------------                  ------------------------------
           Ronald Hinds                                  Sam A. Brooks, Jr.
            Secretary                                      President and
                                                      Chief Executive Officer

                                                                     Appendix B

                             RENAL CARE GROUP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Sam A. Brooks and Ronald Hinds as Proxies, each with power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all the shares of Common Stock of Renal Care Group, Inc. held of record by the undersigned on April 10, 1997, at the Annual Meeting of Stockholders to be held on June 4, 1997.

     The Board of Directors recommends a vote "FOR" all of the following proposals:

1.  ELECTION OF DIRECTORS

   _____ FOR all nominees listed below      _____ WITHHOLD AUTHORITY to vote
         (except as marked to the contrary)       for all nominees listed below

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

-------------------------------------------------------------------------------
                  (Sam A. Brooks, Stephen D. McMurray, M.D.)

2. PROPOSAL TO: approve an amendment to the Renal Care Group, Inc. 1996 Stock Option Plan that would increase the number of shares of RCG Common Stock reserved for issuance under the Option Plan from 1,000,000 shares to 2,000,000 shares.

                      _____ FOR _____ AGAINST _____ ABSTAIN

             (Continued and to be dated and signed on reverse side)

3. PROPOSAL TO: approve an amendment to the Renal Care Group, Inc. Certificate of Incorporation that would (i) increase the authorized number of shares of stock of all classes that the Company shall have authority to issue to 70,000,000 and (ii) increase the authorized number of shares of RCG Common Stock to 60,000,000.

                      _____ FOR _____ AGAINST _____ ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR LISTED ABOVE AND FOR PROPOSALS 2 AND 3 ABOVE.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

     If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     DATED:_________________, 1997


     _____________________________
     Signature

     _____________________________
     Signature if held jointly